                    LICENSE AND ASSIGNMENT AGREEMENT

    THIS LICENSE and ASSIGNMENT AGREEMENT made and entered into as of the 21st day of August, 2009, by and between Lecia L. Walker and

Original Source Entertainment, Inc. ("Entertainment") a Nevada

corporation, with offices located at 8201 Santa Fe Drive #229,

Littleton, Colorado 80108, (together the "Parties").

                         W I T N E S S E T H

                     -----------------------------

    WHEREAS, Lecia L. Walker has developed a certain Business Concept,

("Business Concept") under Original Source Music and various other DBA names including Original Source Publishing (ASCAP), Dishy Publishing

(BMI), and The Dish Publishing (SESAC) and as a result, and as of the date of this Agreement, has placed over 1191 songs under a  Right To

License Assignment ( a list of such songs attached hereto and made a part of this Agreement) from various recording artists, developed certain methods of operating and marketing the Business Concept including, but not limited to methods of selling, marketing,

advertising, art and design concepts, forms, printing, agreements and other items relating to the Business Concept all herein collectively called Intellectual Property ("Intellectual Property".)  A part of the

Business concept is the method of marketing the songs which are under contract, to various possible clients, including television and film studios.

    WHEREAS, Lecia L. Walker has filed, or may file, for the certain

Registered Trademarks and certain copyrighted material, pertaining to the Business Concept (as hereinafter defined) and has used and currently is using, the Trade Mark(s) and copyrighted materials in commerce and

    WHEREAS, Entertainment desires to acquire License and Assignment of the Business Concept along with the Intellectual Property, including any related Trade Marks, when or if applied for and received, copyrighted materials and all aspects of the Business Concept and Lecia L. Walker desires to grant the License and Assignment to Entertainment the

Business Concept along with the exclusive right and related Intellectual

Property, Trade Marks, when or if applied for and when received,

copyrighted materials and all aspects of the Business Concept, including the List of Songs Under Publication Rights and

Whereas the following definitions shall apply:

    "Agreement" means this License and Assignment Agreement.

    "Business Concept" means the overall description of the business thus far created by Lecia L. Walker under the name Original Source

Music, Dishy Publishing (BMI), Original Source Publishing (ASCAP), and

The Dish Publishing (SESAC), using and including, the Trade Marks,

Copyrighted Materials, Trade Secrets, Intellectual Property, and web

sites, and including the List of Songs Under Publication Rights, thus creating a viable business.

    "Trademark(s)" "Licensed Marks" and "Copyright(s)" means any work containing Trade Marks that Lecia L. Walker has or will apply for pertaining to the Business Concept, and/or copyrightable subject matter that Lecia L. Walker owns or has the right to license to others that relates to the Business, including without limitation works registered with the Copyright Office of the United States or any foreign country or works for which an application to register the work with the Copyright

Office of the United States or any foreign country has been filed.  It is understood that Lecia L. Walker may file for additional


Trademarks pertaining to the Business Concept in the future and that if or when such trademarks are filed, such trademarks shall be included in the Business Concept and shall automatically become a part of this

Agreement and therefore be licensed to Entertainment.

    "Intellectual Property" means all of the methods of selling,

marketing, advertising, art and design concepts, forms, printing,

agreements, Trade Marks, copyrighted materials, websites and other items and trade secrets relating to the Business Concept and improvements made thereto or in the future.

    "Trade Secrets" means all items described under "Intellectual

Property" which shall include all business methods developed by Lecia L.

Walker pertaining to the Business Concept, including methods of selling,

marketing, advertising, art and design concepts, websites, forms,

printing, agreements and other items relating to the Business Concept,

either existing now or developed in the future.

    "Know-How" means the methods, skills, procedures, forms, and operations developed by Lecia L. Walker as related to the Business

Concept including all items described above under Intellectual Property and Trade Secrets that are known, possessed and used by Lecia L. Walker as of the Effective Date of this Agreement and developed after the date of this Agreement and that relate to the Business Concept.

    "Marketing Materials" means the documents, forms and literature, and websites, developed by Lecia L. Walker, for the purpose of contacting musicians, contracting for their music, advertising to various businesses, contracting with businesses for the use of the music, and other uses relating to the Business Concept.

    "Right To License Assignment" shall mean the Contract by which Lecia

L. Walker and any company by which she has been acting as a DBA, has placed any particular song under an Agreement by which Lecia L. Walker and any company by which she has been acting as a DBA has acquired the

"Rights To License Audio-Visual Synchronization and Master Use of a song and by which gives her or her DBA the right to license to third parties a non-exclusive right to synchronize the composition and the master recordings in the soundtracks of specified theatrical motion pictures and television programs for exploitation of same.

    "List of Songs Under Publication Rights" or "Published Songs" means all songs which have been placed under a publishing/licensing contract by a company of which Lecia L. Walker has been acting as a DBA, up to the date of this Agreement a list of which is attached hereto and made a part of this Agreement.

"Subsidiary" means any corporation or other entity which is 100%

directly or indirectly owned by Entertainment.

"Affiliate" means any corporation or other entity which is at least 50%

owned by Entertainment.

"Subsidiary" means any subsidiary that is a wholly owned subsidiary of

Entertainment.

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto covenant and agree as follows:


                               ARTICLE 1

                           GRANT OF LICENSE

Upon the terms and conditions of this Agreement, Lecia L. Walker hereby grants to Entertainment, for a period of ten (10) years from the date of the signing of this Agreement, the sole and exclusive right and license to use and develop the Business Concept, including Copyrights, Trade

Marks, if and when applied for by Lecia L. Walker, Intellectual Property and Know-how, and the List of Songs Under Publication Rights, in

connection with developing and operating the Business Concept and on all brand identifications, promotional material, publicity, sales,

advertising, web sites and similar media presently existing or that may exist in the future, in connection solely with the creation, operation,

marketing, distribution, sale and advertising of the Business Concept.

                              ARTICLE 2

                      PERIOD OF GRANT OF LICENSE

This Grant of License shall be for a period of ten (10) years from the date of this Agreement.  At that time, providing all other terms of this

Agreement have been met, and at the discretion of the Board of Directors of the Company, this Agreement may be renewed for another ten (10)

years.

                              ARTICLE 3

                           ASSIGNMENT FEE

For the grant of the License and Assignment of the Business Concept and

the use of the Intellectual Property, Trade Marks, Copyrighted Material,

Websites, Business and Know-How as described herein, and the assignment of all List of Songs Under Publication rights, by Lecia L. Walker and any company by which she operates as a DBA, Entertainment agrees to

Assign a total of Three Million  (3,000,000) shares of the authorized but unissued shares of Common Stock of  Original Source Entertainment,

Inc., said shares to be fully paid and non-assessable.

It is understood that the shares so issued will not be registered and shall be impressed with a legend similar to the following:

"The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act"), and are "restricted securities" as that term is defined in Rule 144 under the Act.  The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the

Company."

In addition, it is hereby agreed that for the License and Assignment as so stated above, and for the period that that this License and

Assignment Agreement is in effect, Lecia L. Walker, at her discretion,

shall be appointed to the Board of Directors of the Company and shall serve as an officer of the Company, and shall be employed by the Company to serve in the capacity and for a remuneration so voted and set by the

Board of Directors of the Company.


                           ARTICLE 4

                       CONFIDENTIALITY

The Parties acknowledge that all non-public information relating to the

Business Concept and operations of Original Source Music, and

Entertainment, which they learn or have learned from the other during or prior to the term of this Agreement is confidential. The Parties acknowledge the need to preserve the confidentiality and secrecy of such information and agree that, they shall not use or disclose same, and shall take all reasonable steps to preserve in all respects such confidentiality and secrecy, it being understood that a Party shall have complied with the foregoing obligation if such Party understands at least the same measures and precautions it uses to safeguard its own confidential information. The provisions of this paragraph shall not apply with respect to:

    A. any information that is disclosed during the normal operation of the Business Concept.

    B. any information that is granted to a subsidiary of Entertainment under an assignment of this Agreement.

    C. any information that is generally available to the public other than as a result of disclosure in violation of the foregoing;

    D. any information that is required to be disclosed by judicial or administrative order or required to be disclosed to enforce the terms and conditions hereof.

The provisions of this paragraph shall survive the expiration or termination of this Agreement.

                             ARTICLE 5

                            DOMAIN NAMES

Lecia L. Walker and/or any business that she is affiliated with, shall not register any domain names incorporating any of the Business Concept or the trade marks, if any, or any name or mark similar to the "Licensed

Marks", with any domain name registrar, without the express written consent of Entertainment.

                             ARTICLE 6

                          INDEMNIFICATION

A.   Entertainment agrees to defend, indemnify and hold harmless Lecia

L. Walker, and any company that does business under a DBA and their principals, directors, officers, employees, and/or agents from and against any and all liabilities, penalties, claims, demands, suits, and causes of action of any nature whatsoever, whether groundless or otherwise, and any and all damages, costs, and expenses sustained or incurred (including cost of defense, settlement, and reasonable attorneys' fees), asserted by or on behalf of any person or entity arising out of the performance of Entertainment in use of the Business

Concept and/or Intellectual Property by Entertainment or under this

Agreement, or out of any breach of representation or warranty by

Entertainment, or out of the negligent acts or omissions or

Entertainment, its agents, representatives, and/or employees in connection with the production, manufacture, distribution, use, offer for sale, or sale of any Product and/or products and materials under the

Intellectual Property by Entertainment or under this Agreement. Further,

Entertainment must defend any such actions with counsel of its own choosing.  The provisions of this paragraph and Entertainment's obligations hereunder shall survive the expiration or termination of this Agreement.


B.   Lecia L. Walker agrees to defend, indemnify and hold harmless

Entertainment, its principals, directors, officers, employees, and/or agents from and against any and all liabilities, penalties, claims,

demands, suits, and causes of action of any nature whatsoever, whether groundless or otherwise, and any and all damages, costs, and expenses sustained or incurred (including cost of defense, settlement and reasonable attorneys' fees), asserted by or on behalf of any person or entity arising out of an allegation of superior rights by a third party in and to the Business Concept or any part thereof.  Further, Lecia L.

Walker may defend any such actions with counsel of her own choosing, has the right to settle or compromise any such dispute or action when in her sole judgment settlement or compromise is warranted, and has the sole right to decide whether to appeal any adverse decision of a tribunal in any action.  The provisions of this paragraph and Entertainment's obligations hereunder shall survive the expiration or termination of this Agreement.

C.   Lecia L. Walker will give Entertainment notice of any action,

claim, suit or proceeding in respect of which indemnification may be sought and Entertainment shall defend such action, claim, suit or proceeding on behalf of Lecia L. Walker. In the event appropriate action is not taken by Entertainment within thirty (30) days after its receipt of notice from Lecia L. Walker, then Lecia L. Walker shall have the right, but not the obligation, to defend such action, claim, suit or proceeding. Lecia L. Walker may, subject to Entertainment's indemnity obligation under subparagraph A above, be represented by her own counsel in any such action, claim, suit or proceeding. In any case, the Lecia L.

Walker and the Entertainment shall keep each other fully advised of all developments and shall cooperate fully with each other in all respects in connection with any such defense as is made. Nothing contained in this paragraph shall be deemed to limit in any way the indemnification provisions of the subparagraph A above except that in the event appropriate action is being taken by Entertainment by counsel reasonably acceptable to Lecia L. Walker, with respect to any not-trademark or intellectual property, action, claim, suit or proceeding. Lecia L.

Walker shall not be permitted to seek indemnification from Entertainment for attorneys' fees and expenses incurred without the consent of

Entertainment. In connection with the aforesaid actions, claims and proceedings, the parties shall, where no conflict of interest exists,

seek to be represented by common reasonably acceptable counsel. In connection with actions, claims or proceedings involving trademark or other intellectual property matters which are subject to indemnification hereunder, Lecia L. Walker shall at all times be entitled to be represented by her own counsel, for whose reasonable fees and disbursements she shall be entitled to indemnification hereunder.

                               ARTICLE 7

            TRADE MARK(S), BUSINESS CONCEPT, DOMAIN NAMES

Entertainment acknowledges that (i) Lecia L. Walker is, the owner of the

Business Concept, Intellectual Property, "Licensed Marks" pertaining to the Business Concept, when and if applied for, and Domain names in the

Territory, and the List of Songs Under Publication Rights (ii) the

rights of Lecia L. Walker in the Business Concept, Intellectual

Property, "Licensed Marks" and Domain Names and the List of Songs Under

Publication Rights are valid and enforceable. Entertainment covenants and agrees not to challenge Lecia L. Walkers' ownership of the Business

Concept, Intellectual Property, "Licensed Marks", and Domain Name and

List of Publication List of Songs Under Publication Rights.


Entertainment shall not attempt to acquire any ownership rights in the

Business Concept, Intellectual Property, "Licensed Marks" or Domain

Names and List of Songs Under Publication Rights or any other right adverse to Lecia L. Walkers' interests in the Business Concept,

Intellectual Property, "Licensed Marks" or Domain Names and List of

Songs Under Publication Rights. Nothing herein shall be deemed,

intended, or implied to constitute a sale of any part of the Business

Concept, including the Intellectual Property, the "Licensed Marks" or

Domain Names and List of Songs Under Publication Rights to

Entertainment. Entertainment agrees that its use of the Business

Concept, Intellectual Property, "Licensed Marks" Domain Names and List

of Songs Under Publication Right under this Agreement shall inure to the benefit of Lecia L. Walker, and this Agreement does not confer on

Entertainment any goodwill or ownership interest in the "Licensed Mark",

other than as implied by this Agreement.

Entertainment hereby covenants that it shall not: (i) use the "Licensed

Marks" pertaining to the Business Concept, if and when applied for and received by Lecia L. Walker, in any way that may tend to impair their validity as proprietary Trade Marks or service "Licensed Marks"; (ii)

take any action that would jeopardize or impair Lecia L. Walker's ownership of the "Licensed Marks" or the legality and/or enforceability of the "Licensed Marks", or Lecia L. Walker's right to use the "Licensed

Marks"; (iii) either directly or indirectly, apply for the registration or renewal of registration of the "Licensed Marks" or any variation thereon, or any trademark, service mark, domain name, or other matter which contains or is similar to, the "Licensed Marks", without the prior written consent of Lecia L. Walker; (iv) or attempt to register in any jurisdiction, directly or indirectly, any trademarks, service marks,

domain name, or other matter containing or similar to any trademarks,

service marks, domain name, or name as to which Lecia L. Walker or their

Affiliates have any registration or proprietary rights; or (v) sub-

license any of the "Licensed Marks", except as permitted by this

Agreement.

Entertainment shall not join any name or names with the Licensed Mark(s)

so as to form a new mark, unless and until Lecia L. Walker consents thereto in writing. Entertainment acknowledges the validity of the

Licensed Mark(s), the secondary meaning associated with the


Licensed Mark(s), and the rights of Lecia L. Walker with respect to the

Licensed Mark(s) in any form or embodiment thereof and the goodwill attached or which shall become attached to the Licensed Mark(s) in connection with the business and goods in relation to which the same has been, is or shall be used. Sales by Entertainment and any Subsidiary of

Entertainment shall be deemed to have been made by Lecia L. Walker for purposes of trademark registration and all uses of the Licensed Mark(s)

by Entertainment and or any Subsidiary of Entertainment shall inure to the benefit of Lecia L. Walker. Entertainment shall not, at any time, do or suffer to be done, any act or thing which may in any way adversely affect any rights of Lecia L. Walker in and to the Licensed Mark(s) or any registrations thereof or which, directly or indirectly, may reduce the value of the Licensed Mark(s) or detract from its reputation.

Notwithstanding anything to the contrary contained herein, all uses of the Licensed Mark(s), materials using or incorporating the Licensed

Mark(s) and items used in connection with the Licensed Mark(s) are subject to Lecia L. Walker's review and approval.


The "Licensed Mark(s)" may only be used under the License in the same manner, including in the same style, typeface, and graphic appearance,

as supplied by Lecia L. Walker.  Notwithstanding any other provision of this Agreement, Entertainment may not combine the "Licensed Mark(s)"

with any other trademark or service mark (including any logo, design, or symbol), domain name (except for the Domain Names), name, prefix or suffix, or any other modifying word or term or matter without Lecia L.

Walker's prior written approval.

Upon the expiration or termination of this Agreement for any reason,

Entertainment, except as specified below, will immediately discontinue use of the Business Concept, including any part of the Business Concept,

the Licensed Marks, will not resume the use thereof or adopt any colorable imitation of the Licensed Marks or any of its parts.

                              ARTICLE 8

                            INFRINGEMENT

Entertainment shall immediately notify Lecia L. Walker of any unauthorized use and/or suspected infringement of the Business Concept,

Intellectual Property or Licensed Marks. Such notification on shall include, without limitation, immediately forwarding to Lecia L. Walker any and all documents relating to any such unauthorized use or suspected infringement and providing Lecia L. Walker with any and all facts and circumstances relating to such unauthorized use or suspected infringement.

Lecia L. Walker shall have the primary, and in the first instance sole,

right to institute a suit for infringement, unfair competition, or other action with respect to any unauthorized use or suspected infringement.

Lecia L. Walker shall have the sole discretion to determine how to handle or otherwise deal with any infringement or unauthorized use of the Intellectual Property, including the right to settle or otherwise compromise any dispute or suit and shall promptly notify Entertainment of its decision. Lecia L. Walker shall have no duty to initiate such litigation if in its sole judgment such litigation is not wanted or is not in its best interests.

Entertainment agrees that it shall, at all times, reasonably cooperate with Lecia L. Walker and its counsel, with respect to any unauthorized use or suspected or alleged infringements at Lecia L. Walker's expense,

including, but not limited to, having Entertainment's principals,

directors, employees, officers, and/or agents testify, and making available any records, papers, information, specimens, and the like when requested by Lecia L. Walker.  Entertainment may join and be represented in, at its own expense by its own counsel, any proceeding relating to any unauthorized use or suspected infringement to prow its own interests.

If Lecia L. Walker decides in her discretion not to take any action with respect to an unauthorized use or suspected infringement, then Lecia L.

Walker may, at her own option and sole expense, take such action on its our behalf as she deems appropriate and any damages, recovery,

settlement, or compromise obtained thereby shall be for the account of

Entertainment.

Any damages and/or recovery received pursuant to such litigation or settlement or compromises shall be the sole and exclusive property of

Lecia L. Walker.


                             ARTICLE 9

                        TERMINATION- MERGER

If Lecia L. Walker, on the one hand, or Entertainment, on the other,

fails to discharge a material obligation or to correct a material default hereunder, Entertainment or Lecia L. Walker, respectively, may give written notice to such other Party specifying the material obligation or material default and indicating an intent to terminate this Agreement if the material obligation is not discharged or the material default is not cured. The Party receiving such notice shall have sixty (60) days from the date of receipt of such notice to discharge such material obligation or cure such material default. If such material obligation is not discharged or such material default is not cured by the end of such sixty (60) day period, the non-defaulting

Party may terminate this Agreement immediately by written notice given at any time after the end of such period; provided that the material obligation has not been discharged or the material default is continuing on the date of such termination notice.

Upon the expiration or termination of this Agreement, Entertainment will promptly discontinue any and all use of the Trade Mark, Intellectual

Property, copyrighted materials and all other aspects of the Business

Concept.

Upon the expiration or termination of this Agreement, Entertainment will, destroy and/or delete the Intellectual Property from all of

Entertainment's publications, stationery, business cards, promotional materials, computer hard-drives, and all other documents related to the

Business Concept.

Any amounts paid by the Entertainment up to the termination of the

Agreement, for whatever reason, shall be non-refundable.

If, in the future, Entertainment, or any subsidiary of Entertainment that has the rights to the Business Concept, effects a merger with another company which is in a business unlike the Business Concept, it is agreed that all rights to the Business Concept, including any contracts for List of Songs Under Publication Rights, web sites, and any and all other rights pertaining to the Business Concept shall revert back to Lecia L. Walker. Or, in the event that Entertainment merges with another company and Entertainment is operating the Business Concept in a subsidiary, Lecia L. Walker will be issued an amount of shares in that

Subsidiary reflecting an equal percentage, as she would own in

Entertainment at the time of any merger.

                             ARTICLE 10

                               NOTICES

 (A)   To be effective, unless otherwise specified in this Agreement,

all notices and demands, consents, and other communications under this

Agreement must be in writing and must be given by (a) depositing the same in the United States mail, postage prepaid, certified or registered, return receipt requested, (b) delivering the same in person and receiving a signed receipt therefore, (c) sending the same by a nationally recognized overnight delivery service, or (d) telecopy

(promptly confirmed by telephone and followed by personal or nationally recognized overnight delivery). For purposes of notices, demands,

consents, and other communications under this Agreement, the addresses of the Parties (and their respective counsel


(B)   Notices, demands, consents, and other communications mailed in accordance with the foregoing clause (a) shall be deemed to have been given, made, and received three (3) Business Days following the date so mailed. Notices, demands, consents, and other communications given in accordance with the foregoing clauses (b) and (d) shall be deemed to have been given, made, and received when sent on a Business Day or, if not a Business Day, then the next succeeding Business Day. Notices,

demands, consents, and other communications given in accordance with the foregoing clause (c) shall be deemed to have been given, made, and received when delivered or refused on a Business Day or, if not a

Business Day, then the next succeeding Business Day. Any Party may designate a different address to which notices or demands shall thereafter be directed and such designation shall be made by written notice given in the manner hereinabove required, provided that at all times each Party shall be required to maintain a notice address in the continental United States.

Notices shall be sent to:

If to Lecia L. Walker:

      Original Source Music

      8201 S. Santa Fe Drive #229

      Littleton, CO 80120

      Telephone: 303-495-3728

      Facsimile: 303-495-3728

      Attention: Lecia Walker

If to Entertainment:

     Original Source Entertainment

     8201 S. Santa Fe Drive #229

     Littleton, CO 80120

     Telephone: 303-495-3728

     Facsimile: 303-495-3728

Notice of the change of any such address shall be duly given by either party to the other in the manner herein provided.

                                ARTICLE 11

                          COMPLIANCE WITH LAW

Entertainment shall comply in all material respect with all applicable

Laws now and hereinafter enacted in connection with the Business

Concept, its use of the "Licensed Marks", and the performance of its other obligations under this Agreement.

Entertainment, at its sole expense, shall be responsible for obtaining and maintaining all licenses, permits, and regulatory approvals which are required by any Governmental Entity, if any, with respect to this

Agreement and to comply in all material respect with any requirements of such Governmental Entity. Entertainment shall furnish Lecia L. Walkers with written evidence from such regulatory authorities of any such licenses, permits, clearances, authorizations, or regulatory approvals at Lecia L. Walkers' request.  Any Sub-license granted by the

Entertainment, likewise shall be responsible for obtaining any permits,

licenses, or regulatory approvals, if required, in their respective territory.  Entertainment shall furnish Lecia L. Walkers with written evidence from such regulatory authorities of any such licenses, permits,

clearances, authorizations, or regulatory approvals at Lecia L. Walkers'

request.


                               ARTICLE 12

                   INTELLECTUAL PROPERTY PROTECTION

Entertainment shall, at its own expense, notify Lecia L. Walker, within ten (10) Business Days after it becomes aware thereof, of (i) any use,

application to register, or registration of any word, name, phrase,

term, logo, or design, or any combination of any of the foregoing, that might constitute infringement or other violation of the "Licensed

Marks"; or (ii) any claim of any rights in a Mark, or in any confusingly similar mark, adverse to Lecia L. Walker's interests in and to such

Mark, or any claim that Entertainment's use of a Mark infringes or otherwise violates the rights of any other Person.

Entertainment agrees, at its own expense and as Lecia L. Walker may reasonably request, to (i) cooperate fully with Lecia L. Walker in the prosecution and elimination of any infringement or other violation of the "Licensed Mark(s)", including, but not limited to, joining in a suit or proceeding against a Person making such infringing or other violating use; and (ii) execute any further agreements or documents as may become necessary or useful in connection therewith.

                               ARTICLE 13

                              ASSIGNABILITY.

Neither this Agreement nor the license or other rights granted hereunder may be assigned, sublicensed or transferred by Entertainment, whether to a Subsidiary or Affiliate except as approved by Lecia L. Walker in advance, in writing, which approval will not be unreasonably denied.

Other than the license granted herein, all rights, titles, and interest in and to the Intellectual Property is owned and expressly reserved by

Lecia L. Walker for her own use and benefit subject to the terms and conditions of this Agreement.

Except as relates to the enforcement of any rights granted to

Entertainment hereunder, Entertainment will not at anytime challenge the validity or enforceability of the Business Concept, or any part thereof,

including Intellectual Property and/or of any registrations thereof, or challenge Lecia L. Walker's ownership rights, titles, or interest in the

Business Concept or to the Intellectual Property or  to List of Songs

Under Publication Rights or that of any successor, assignee, affiliate,

or subsidiary of Lecia L. Walker.

                            ARTICLE 14

                       REMEDIES FOR BREACH

Entertainment acknowledges and agrees that (i) the Business Concept,

including Intellectual Property and Trade Marks and List of Songs Under

Publication Rights constitute valuable property of Lecia L. Walker and have acquired a valuable reputation and goodwill; (ii) violation by

Entertainment or its directors, officers, employees, agents,

subcontractors, or Subsidiary of Entertainment's of any provision of this Agreement may cause Lecia L. Walker irreparable injury not compensable by money damages for which Lecia L. Walker may not have an adequate remedy at law; and (iii) if Lecia L. Walker institutes an action or proceeding to enforce the provisions of this Agreement and seek injunctive or other equitable relief as may be necessary to enjoin,

prevent, or curtail any breach thereof, threatened or actual, then Lecia

L. Walker shall not be required to prove irreparable injury, and shall be entitled to such relief without the posting of any bond or other security.


                               ARTICLE 15

                        RESOLUTION OF DISPUTES

This Agreement shall be governed by and interpreted in accordance with the laws of the state of Colorado.  The parties agree that the procedures set forth herein shall be the exclusive means for resolving any claim, dispute, or controversy arising from or relating to this

Agreement, whether sounding in contract, tort, equity, or otherwise,

including any dispute over the validity and/or scope of this Section or of any other aspect of this Agreement. Any dispute arising under this

Agreement will be first referred for resolution to each party's respective management designee. To the extent that such designees cannot resolve the dispute within ten (10) business days of referral to them,

the parties agree to try in good faith to settle the dispute by non-binding mediation under the Commercial Mediation Rules of Judicial

Arbitration and Mediation Services, Inc. ("JAMS"). Any and all mediation hearings shall be held in Denver County, Colorado, unless the parties agree otherwise.  If and to the extent after five (5) days of mediation with the mediator, the dispute is not settled, or if the mediator declares an impasse prior to the end of the five (5) day period, then and only then the aggrieved party may pursue arbitration as set forth herein. Any arbitration hereunder shall be conducted under the Dispute

Resolution Rules of JAMS as modified herein. Arbitration proceedings shall take place in Denver County, Colorado, before a single arbitrator who shall be a lawyer. The parties shall request that JAMS provide them with a list of five (5) arbitrators and each party, beginning with

Entertainment, shall alternately strike one name from such list until one arbitrator remains and such arbitrator shall conduct the proceedings. All arbitration proceedings shall be confidential. Neither party shall disclose any information about the evidence produced by the other party in the arbitration proceedings, except in the course of judicial, regulatory, or arbitration proceeding, or as may be demanded by government authority. Before making any disclosure permitted by the preceding sentence, a party shall give the other party reasonable advance written notice of the intended disclosure and an opportunity to prevent disclosure. In connection with any arbitration provisions hereunder, each party shall have the right to take the deposition of up to two individuals and any expert witness retained by the other party.

Additional discovery may be had only where the arbitrator so orders,

upon a showing of substantial need. Only evidence that is directly relevant to the issues may be obtained in discovery. Each party bears the burden of persuasion of any claim or counterclaim raised by that party. The arbitration provisions of this Agreement shall not prevent any party from obtaining injunctive or other equitable relief from a court of competent jurisdiction to enforce the obligations for which such party may obtain provisional relief pending a decision on the merits by the arbitrator. Each of the parties hereby consents to the jurisdiction of Colorado courts for such purpose. The arbitrator shall have authority to award any remedy or relief that a court of the State of Colorado could grant in conformity to applicable law, except that the arbitrator shall have no authority to award attorneys' fees or punitive damages. Any arbitration award shall be accompanied by a written statement containing a summary of the issues in controversy, a description of the award, and an explanation of the reasons for the award. The arbitrator's award shall be final and judgment may be entered upon such award by any court.


                          ARTICLE 16

                     EFFECT OF TERMINATION

(a)      Upon the expiration or termination of this Agreement for any reason:

(i)      Subject to the terms of this Agreement, Entertainment's License immediately and automatically shall terminate, and all rights in the

Business Concept, including the Intellectual Property, including any

"Licensed Mark" granted to Entertainment under this Agreement shall revert to Lecia L. Walker; and

(ii)      Entertainment shall, within sixty (60) days from the

termination of this Agreement (such period, the "Transitional Period"),

discontinue using the "Licensed Marks" and remove the "Licensed Mark"

from all promotional and advertisement materials, stationery, computer and electronic systems (including all Internet websites), and any and all documents (whether in written, electronic, optical, or other form)

in the possession or control of Entertainment, and during the

Transitional Period (the last day of such period being the "Cessation

Date") all of the obligations of Entertainment hereunder shall remain in force; provided, however, that Entertainment shall not be required to remove the "Licensed Marks" from internal business records.

(b)      Upon expiration of the Transitional Period, Entertainment

shall:  (i) destroy all materials utilizing the "Licensed Marks" and provide confirmation of same to Lecia L. Walker;  (ii) not use any trademark, service mark, domain name, or name that is confusingly similar to or dilutive of the "Licensed Marks", and at Lecia L. Walker's request Entertainment will assign any rights to the "Licensed Marks" to

Lecia L. Walker or to one or more Affiliates of  Lecia L. Walker, as requested by Lecia L. Walker;  (iii) remove all content from any

Internet website corresponding to the Domain Names, and shall (x) post,

at the request of Lecia L. Walker and subject to the prior written approval of Lecia L. Walker, a notice or legend which shall state that the license granted hereunder has been terminated and any other information reasonably requested by Lecia L. Walker, including hypertext links to Lecia L. Walker, or one or more of its Affiliates, other

Internet websites; or (y) redirect the Domain Names to a website of

Lecia L. Walker's choosing;  (iv) take all steps necessary, and fully cooperate with Lecia L. Walker and/or their Affiliates, to remove the

"Licensed Marks" from Entertainment's trade and assumed names and Sub-

Entertainment's corporate names and cancel any recordation of such names with any Governmental Entity; and  (v) change any corporate, trade, and assumed name that uses the "Licensed Marks" to a name that does not include the "Licensed Marks" or any variation, derivation, or colorable imitation thereof.


                              ARTICLE 17

                             MISCELLENOUS

(A)   RIGHT AND AUTHORITY:  The Parties respectively represent and warrant that they have full right, power and authority to enter into this Agreement and perform all of their obligations hereunder and that they are under no legal impediment which would prevent their signing this Agreement or consummating the same. Lecia L. Walker represents and warrants that she has the right to license to Entertainment the Business

Concept including the Licensed Marks, when and if granted, and that

Lecia L. Walker has not granted any other existing license to use the

Licensed Marks on products covered hereunder in the Territory and that no such license will be granted during the term of this Agreement except in accordance with the provisions hereof.

Not withstanding anything to the contrary contained in this Agreement,

Lecia L. Walker shall not have the right to negotiate or enter into agreements with third parties pursuant to which it may grant a license to use prior to the termination or expiration of this Agreement.

(B)   RELATIONSHIP OF THE PARTIES:   This Agreement does not create a

partnership, joint venture, or agency relationship between the parties,

and neither Entertainment nor Lecia L. Walker shall have the right,

power, or authority to act as a legal representative of the other, and neither party shall have any power to obligate or bind the other, or to make any representations, express or implied, on behalf of or in the name of the other in any manner or for any purpose.  This Article shall also apply to any Sub-Entertainment which may enter into an agreement with Entertainment.

(C)   VOID PROVISIONS:   If any provision or any portion of any

provision of this Agreement shall be held to be void or unenforceable,

the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

 (D)   LIMITATION OF LIABILITY:  Notwithstanding anything to the

contrary contained herein, in the event Entertainment incurs any expenses, damages or other liabilities (including, without limitation,

reasonable attorneys' fees) in connection with the breach by Lecia L.

Walker of any term or provision hereof, Lecia L. Walker's liability to

Entertainment thereunder shall not exceed the remuneration, excluding reimbursement of expenses, actually paid to Lecia L. Walker by

Entertainment hereunder.

(E)   CONSTRUCTION:  This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this

Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if those words or phrases were never included in this

Agreement, and no implication or inference shall be drawn from the fact that the words or phrases were so stricken out or otherwise eliminated.

(F)   FORCE MAJEURE:  Neither party hereto shall be liable to the other for delay in any performance or for the failure to render any performance under the Agreement (other than payment or any accrued obligation for the payment of money) when such delay or failure is by reason of lockouts, strikes, riots, fires, explosions, blockade, civil commotion, epidemic, insurrection, war or warlike conditions, terrorism or threat of terrorism, the elements, embargoes, act of God or the public enemy, compliance with any law, regulation or other governmental


order, whether or not valid, or other similar causes beyond the control of the party effected. The party claiming to be so affected shall give notice to the other party promptly after it learns of the occurrence of said event and of the adverse results thereof. Such notice shall set forth the nature and extent of the event. The delay or failure shall not be excused unless such notice is so given. Notwithstanding any other provision of this Agreement, either party may terminate this Agreement if the other party is unable to perform any or all of its obligations hereunder for a period of six (6) months by reason of said event as if the date of termination were the date set forth herein as the expiration date hereof. If either party elects to terminate this Agreement under this paragraph, Entertainment shall have no further obligations for the

License Fee beyond the date of termination (which shall be prorated if less than an Annual Period is involved) and shall be obligated to pay any Sales Royalty which is then due or becomes due.

(G)   BINDING EFFECT:    This Agreement shall inure to the benefit of

and shall be binding upon the parties, their respective successors,

Lecia L. Walker's transferees and assigns and Entertainment's permitted transferees and assigns.

(H)   CAPTIONS:   The captions used in this Agreement have been inserted

only for reference purposes. The captions and order of such captions shall not be deemed to govern, limit, modify, or in any manner affect the scope, meaning, or intent of any of the provisions and/or terms of this Agreement nor shall any captions be given any legal effect.

(I)   WAIVER INTEGRATION, ALTERATION:   No provision of this Agreement

shall be deemed to have been waived unless such waiver is contained in a written notice given to the Party claiming such waiver has occurred. A waiver or consent, express or implied, of or to any breach or default by any Person in the performance by that Person of its obligations with respect to this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to this Agreement. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to this Agreement,

irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.  Acceptance of payments by Lecia L. Walker shall not be deemed a waiver by Lecia L.

Walker of any violation of or default under any of the provisions of this Agreement by Entertainment.

(J)   MODIFICATION OF AGREEMENT:   Any modification or amendment of this

Agreement shall be effective if made in writing and signed by both parties.

(K)   ILLEGAL OR UNENFORCEABLE:   If, any part, term, or provision of

this Agreement shall be found illegal, unenforceable, or in conflict with any valid controlling Law, the validity of the remaining portions of any provisions, and any other provisions in this Agreement, shall not be affected thereby.

(L)   THIRD PARTIES:  Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, corporation or other entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.


(M)   ASSIGNMENT/DELEGATION:   Entertainment shall not assign or

delegate or otherwise transfer their obligations under this Agreement without the prior written consent of Lecia L. Walker.  Any assignment or other transfer in violation of the foregoing sentence shall be void and of no force and effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

(N)   PARAGRAPH HEADINGS:   The paragraph headings in this Agreement are

for convenience of reference only and shall be given no substantive effect.

(O)   COUNTERPARTS:  This Agreement may be executed in several

counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.

(P)   INVALIDITY:  Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of  the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, illegality, or unenforceability without invalidating the remainder of such invalid, illegal, or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

(Q)   AMENDMENT:   Except as expressly provided herein, this Agreement

may be amended only by a written agreement executed by all of the

Parties. Following such amendment, this Agreement, as amended, shall be binding upon the Parties.

(R)   EFFECT OF WAIVER AND CONSENT:  No provision of this Agreement shall be deemed to have been waived unless such waiver is contained in a written notice given to the Party claiming such waiver has occurred. A waiver or consent, express or implied, of or to any breach or default by any Party in the performance by that Party of its obligations with respect to this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Party of the same or any other obligations of that Party with respect to this Agreement. Failure on the part of a Party to complain of any act of any Party or to declare any Party in default with respect to this Agreement, irrespective of how long that failure continues, does not constitute a waiver by that Party of its rights with respect to that default until the applicable statute-of-limitations period has run.

(S)   HEADINGS:   The headings of the Articles and Sections herein are

inserted for convenience

(T)   INTERPRETATION:  Each definition in this Agreement includes the singular and the plural. The words "include" or "including" when used in this Agreement shall mean "including, without limitation". The word "or"

shall not be exclusive. Except as otherwise stated, reference to

Articles, Sections, Schedules and Exhibits means the Articles, Sections,

Schedules and Exhibits of this Agreement. The Schedules and Exhibits are hereby incorporated by reference into and shall be deemed a part of this

Agreement.

(U)   SEVERABILITY: If, any part, term, or provision of this Agreement shall be found illegal, unenforceable, or in conflict with any valid controlling Law, the validity of the remaining portions of any provisions, and any other provisions in this Agreement, shall not be affected thereby.


(V)   GOVERNING LAW:   THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED

IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO WITHOUT REGARD TO

THE CHOICE OF LAWS OR RULES THEREOF, AND THE OBLIGATIONS, RIGHTS, AND

REMEDIES OF THE PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH SUCH

LAWS. Any legal suit, action, or proceeding against any of the Parties arising out of or relating to this Agreement shall only be instituted in any federal or state court in Denver, Colorado, and each Party hereby irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action, or proceeding. The Parties hereby agree to venue in such courts and hereby waive, to the fullest extent permitted by law,

any claim that any such action or proceeding was brought in an inconvenient forum. Each of the Parties hereby irrevocably waives all right to trial by jury in any suit, action, or proceeding arising out of or relating to this Agreement.

(W)   ENTIRE AGREEMENT:  This Agreement contains the entire

understanding and agreement between the parties hereto with respect to the subject matter hereof, supersedes all other agreements,

representations, understandings, and warranties, express or implied,

oral or written understandings and agreements relating thereto concerning the Business Concept and any part thereof, and may not be modified, discharged or terminated, nor may any of the provisions hereof be waived, orally.

SIGNATURES

LECIA L. WALKER - ORIGINAL SOURCE MUSIC

By:

/s/Lecia L. Walker                   Date: August 21, 2009

--------------------------

Lecia L. Walker

ORIGINAL SOURCE ENTERTAINMENT, INC.

By:

/s/Lecia L. Walker                   Date: August 21, 2009

---------------------------

Lecia L. Walker

President - Director

/s/ E. Lynn Atwood                   Date: August 21, 2009

--------------------------

 E. Lynn Atwood

Secretary - Director